   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 34 to file No. 33-11495; Amendment No. 35 to File No. 811-4989) of Voyageur Mutual Funds II (comprised of Delaware Tax-Free Colorado Fund) of our report dated October 14, 2005, included in the 2005 Annual Report to shareholders.



/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 27, 2005